EXHIBIT 4.1

NUMBER U-__________	UNITS

SEE REVERSE FOR

CERTAIN DEFINITIONS

BUKIT JALIL GLOBAL ACQUISITION 1 LTD.

CUSIP [__]

UNITS CONSISTING OF ONE ORDINARY SHARE, ONE-HALF OF ONE WARRANT TO ACQUIRE ONE ORDINARY SHARE, AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE ORDINARY SHARE

THIS CERTIFIES THAT ______________________________________________________________________________________________is the owner of ________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one share ordinary share, par value $0.0001 per share (“Ordinary Shares”), of Bukit Jalil Global Acquisition 1 Ltd., a Cayman Islands exempted company (the “Company”), one-half of one redeemable warrant (“Warrant”), with each whole Warrant to acquire one Ordinary Share, and one right (“Right”) to receive one-tenth (1/10) of one Ordinary Share. The Ordinary Shares, Warrants, and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty second (52nd) day after the closing of the Company’s initial public offering, unless A.G.P. / Alliance Global Partners (“A.G.P.”) determines that an earlier date is acceptable, but in no event will the Ordinary Shares, Warrants, and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If A.G.P. allows separate trading of the Ordinary Shares, Warrants, and Rights prior to the 52nd day after the closing of the Company’s initial public offering, the Company will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.

The terms of the Warrants are governed by a Warrant agreement (the “Warrants Agreement”), dated as of [●], between the Company and Continental Stock Transfer & Trust Company, as the warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrants Agreement and the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004, and are available to any Warrant holder or Rights holder on written request and without cost, respectively.

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This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By

	Chairman	Chief Financial Officer

Bukit Jalil Global Acquisition 1 Ltd.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - ________ Custodian ________
TEN ENT -	as tenants by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying Ordinary Shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective Ordinary Shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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